Exhibit 5.1

March 27, 2019

The Walt Disney Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for The Walt Disney Company, a Delaware corporation (“Disney”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of Disney’s common stock, par value $0.01 per share (the “Common Stock”), proposed to be offered for sale in connection with The Walt Disney Company Investment Plan (the “Plan”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Certificate of Incorporation, as amended and restated, of Disney; (ii) the By-laws, as amended and restated, of Disney; (iii) certain resolutions adopted by the board of directors (the “Board”) of Disney; (iv) the Plan; and (v) the Registration Statement (including the prospectus forming a part thereof). In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that the Common Stock, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

The Walt Disney Company

500 South Buena Vista Street

Burbank, California